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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-34000 of Westinghouse Airbrake Technologies Corporation on Form S-8 of our report dated June 11, 1999 appearing in this Annual Report on Form 11-K of the Westinghouse Airbrake Technologies Corporation 401(k) Savings Plan of Former MotivePower Industries Group (formerly MotivePower Industries, Inc. Savings
Plan) for the year ended December 31, 1998.


/s/ GROSSMAN YANAK & FORD LLP

Grossman Yanak & Ford LLP
Pittsburgh, Pennsylvania
June 28, 2000